CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252565 on Form S-8 of our report dated April 5, 2022, relating to the consolidated financial statements of Cognyte Software Ltd. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 20-F of the Company for the year ended January 31, 2022.

/s/Brightman Almagor Zohar & Co.,
Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel
April 5, 2022